Exhibit 10.24

AAR CORP. 2013 STOCK PLAN

1.                                      Purpose

The purpose of the AAR CORP. Stock Benefit Plan is to encourage Key Employees and Non-Employee Directors of the Company to increase their investment in the Company and to provide additional opportunities to such persons to share in the success of the Company. These opportunities are intended to foster in Key Employees and Non-Employee Directors a strong incentive to put forth maximum effort for the continued success and growth of the Company, to aid in retaining individuals who put forth such efforts and to assist in attracting the best available individuals in the future.

2.                                      Definitions

For purposes of this Plan, the following terms shall have the meanings set forth below:

2.1                               “Award” means an Option, a Stock Award, a Stock Unit, or an SAR.

2.2                               “Award Agreement” means, as applicable, a Stock Option Agreement, Stock Award Agreement, Stock Unit Award Agreement, or SAR Agreement evidencing an Award granted under the Plan.

2.3                               “Board” means the Board of Directors of the Company.

2.4                               “Change in Control” means the earliest of:

(a)                                 any person (as such term is used in the Exchange Act) has acquired (other than directly from the Company) beneficial ownership (as that term is defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding capital stock of the Company entitled to vote for the election of directors;

(b)                                 the effective time of (i) a merger or consolidation or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such business combination hold less than 60% of the voting stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the assets of the Company other than to an entity of which the Company owns at least 80% of the voting stock; or

(c)                                  the election, over any period of time, to the Board of Directors of the Company without the recommendation or approval of the incumbent Board of Directors of the Company, of directors constituting a majority of the number of directors of the Company then in office.

2.5                               “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6                               “Committee” means the Board’s Compensation Committee, or such other committee designated by the Board comprised of not less than two directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code and the regulations thereunder.

2.7                               “Company” means AAR CORP., a Delaware corporation.

2.8                               “Fair Market Value” means, as of any date, the closing price of a Share on the New York Stock Exchange on such date, or if no trading occurred on the New York Stock Exchange on such date, the trading day immediately preceding such date.

2.9                               “Incentive Stock Option” or “ISO” means an Option meeting the requirements of Section 422 of the Code.

2.10                        “Key Employee” means an employee of the Company or a Subsidiary selected to participate in the Plan in accordance with Section 3.2. A Key Employee may also include a person who is granted an Award (other than an Incentive Stock Option) in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.

2.11                        “Non-Employee Director” means a member of the Board who is not an employee of the Company or a Subsidiary.

2.12                        “Non-Qualified Stock Option” or “NSO” means an Option other than an Incentive Stock Option.

2.13                        “Option” means the grant of a right to purchase Shares under Section 6 of the Plan and will be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.14                        “Participant” means a Key Employee or Non-Employee Director selected to receive an Award under the Plan.

2.15                        “Plan” means the AAR CORP. 2013 Stock Benefit Plan as reflected in the provisions contained herein, and as it may be amended from time to time.

2.16                        “Shares” means the shares of the Company’s $1.00 par value common stock.

2.17                        “Stock Award” means the grant of Shares under Section 7 of the Plan.

2.18                        “Stock Unit” means the grant of a right to receive Shares or cash under Section 8 of the Plan.

2.19                        “Stock Appreciation Right” or “SAR” means the grant of a right to receive Shares or cash under Section 9 of the Plan.

2.20                        “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest.

3.                                      Administration

3.1                               The Committee.  The Plan shall be administered by the Committee.

3.2                               Authority of the Committee.

(a)                                 The Committee shall have plenary authority, subject to the provisions of the Plan, to determine the Key Employees and Non-Employee Directors to whom Awards shall be granted, the time at which Awards shall be granted, the term of each Award, the number of Shares covered by it, the effect of participation by a Participant in other plans and any other terms or conditions of each such Award. The number of Shares and other terms and conditions of a particular Award need not be the same even as to Awards made at the same time. The Committee’s actions in making Awards and fixing their size and other terms and conditions shall be conclusive on all persons.

(b)                                 The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding upon all Participants and any other person, whether that person is claiming under or through any Participant or otherwise.

(c)                                  The Board shall designate one of the members of the Committee as the Chairman of the Committee. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination reduced to writing and signed by all members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary, who need not be a member of the Committee, and may make such rules and regulations for the conduct of its business as it shall deem advisable.

(d)                                 To the extent permitted by applicable law, regulation and rules of a stock exchange on which the Shares are listed or traded, the Committee may delegate to the Chief Executive Officer of the Company its authority to grant Awards to Key Employees other than himself, and to determine the terms and conditions thereof; provided that (i) such Awards shall not be granted to officers subject to Section 16 of the Exchange Act or officers who are or may become “covered employees” as defined in Section 162(m) of the Code, and

(ii) the terms and conditions of such Awards shall not be inconsistent with the terms and conditions set forth in the forms of Award Agreement approved by the Committee pursuant to Article 5 of the Plan.

(e)                                  No member of the Committee or the Chief Executive Officer shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee, or in the case of the Chief Executive Officer with respect to his service performed in accordance with subsection 3.2(d) above. Such service shall constitute service as a director of the Company, so that the members of the Committee and the Chief Executive Officer shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its By-Laws.

3.3                               Performance-Based Awards.

(a)                                 The Committee may, in its discretion, provide that any Award granted under the Plan shall be subject to the attainment of performance goals, including those that qualify the Award as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(b)                                 Performance goals may be based on one or more business criteria, including, but not limited to: earnings, earnings per share or earnings per share growth; earnings before interest and taxes, or earnings before interest, taxes, depreciation and/or amortization; Share price; total stockholder return, return on assets; net asset turnover; inventory turnover; return on capital or return on invested capital; return on equity; cash flow; net or pre-tax income; profit margin; market share; expense management; revenue; revenue growth; stockholder equity; leverage ratio; investment rating; and debt coverage. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee, and may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole. In addition, the Committee may adjust performance goals for any events that occur during a performance period, including significant acquisitions or dispositions of businesses or assets by the Company; litigation, judgments or settlements; changes in United States tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary items; significant, non-recurring charges or credits; and fluctuations in foreign exchange rates.

(c)                                  With respect to each performance period established by the Committee, the Committee shall establish such performance goals relating to one or more of the business criteria identified above, and shall establish targets for Participants for achievement of performance goals. The performance goals and performance targets established by the Committee may be identical for all Participants for a given performance period or, at the discretion of the Committee, may differ among Participants. Following the completion of each performance period, the Committee shall determine the extent to which performance goals for that performance period have been achieved, and the related performance-based restrictions shall lapse in accordance with the terms of the applicable Award Agreement.

4.                                      Shares Subject to the Plan

4.1                               Total Number of Shares.

(a)                                 The total number of Shares that may be available for Awards under the Plan, including without limitation the total number of Shares that may be subject to ISOs under the Plan, from and after October 9, 2013, shall be 2,500,000 Shares, adjusted in accordance with the provisions of Section 4.3 hereof. The Shares so issued may be Shares held in the treasury or Shares that are authorized but unissued, as elected by the Committee.

(b)                                 Stock Options and SAR Awards shall reduce the number of Shares available for Awards by one Share for every Share subject to the Stock Option or SAR Award; provided that SARs that may be settled only in cash shall not reduce the number of Shares available for Awards. Stock Awards and Stock Unit Awards settled in Shares shall reduce the number of Shares available for Awards by two Shares for each Share delivered.

(c)                                  Any Shares subject to issuance with respect to an Award but that are not issued because of a lapse, expiration, cancellation or termination of any such Award, or that have been issued in connection with a Stock Award that is subsequently cancelled or forfeited, shall once again be available for issuance pursuant to subsequent Awards, added back in the same multiple as they were awarded pursuant to Section 1.4(b).

The number of Shares delivered by the Participant or withheld by the Company on the Participant’s behalf as full or partial payment of an Award, including the exercise price of an Option or of any required withholding taxes with respect to any Award, shall not again be available for issuance pursuant to subsequent Awards and shall count against the aggregate number of Shares that may be issued under the Plan.

4.2                               Shares Subject to Awards.  Of the Shares authorized for issuance under the Plan:

(a)                                 The maximum number of Shares with respect to which Options and SARs may be granted under the Plan to any Key Employee in any calendar year is 800,000.

(b)                                 The maximum number of Shares that may be used for Stock Awards and Stock Unit Awards that are intended to qualify as “performance-based” in accordance with Section 162(m) of the Code that may be granted to any Key Employee in any calendar year is 300,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of Shares on the date on which the Award is settled.

4.3                               Adjustment.         Any increase or decrease in the number of outstanding Shares of the Company occurring through stock splits, stock dividends, stock consolidations, spin-offs, other distributions of assets to stockholders, or assumptions or conversions of outstanding Awards due to an acquisition after the adoption of the Plan shall be reflected proportionately in an increase or decrease in the aggregate number of Shares then available for the grant of Awards under the Plan or becoming available through the lapse, expiration, cancellation or termination of Awards previously granted but unexercised, and in the number of Shares subject to Awards then outstanding; and a proportionate reduction or increase shall be made in the per Share exercise price of any outstanding Options or SARs. Any fractional Shares resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Committee shall make such adjustment in the number or class of Shares as to which Awards may thereafter be granted, in the number and class of Shares remaining subject to Awards then outstanding and in the per Share exercise price as the Committee in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons.

5.                                      Awards and Award Agreements

Subject to the terms of the Plan, the Committee from time to time may grant Awards to selected Participants. Each Award shall be evidenced by a written Award Agreement, which shall specify the terms and conditions of the Award. An Award Agreement may, in the sole discretion of the Committee, contain a vesting schedule, a non-competition agreement, a confidentiality provision, provisions for forfeiture and such restrictions, condition and other terms as the Committee shall determine in its sole discretion. Award Agreements need not be identical. Further, if provided in the Award Agreement, any Award granted pursuant to the Plan shall expire and be forfeited if (a) the Non- Employee Director or the Key Employee violates a non-competition or confidentiality agreement, any Company policy, or any other conditions set forth in the Award Agreement or in a separate document, (b) the Key Employee violates an employment agreement, (c) the Non-Employee Director’s service on the Board terminates, or (d) the Key Employee’s employment terminates.

6.                                      Grants of Options

6.1                               Grants.         Subject to the terms of the Plan, the Committee may grant Options, which may be NSOs or ISOs if granted to Key Employees and must be NSOs if granted to Non-Employee Directors. Unless otherwise expressly provided at the time of the grant, Options granted to Key Employees will be NSOs.

6.2                               Terms and Conditions of Options.

(a)                                 Each Option shall be evidenced by a written Option Agreement specifying the terms and conditions of the Option as the Committee may determine, including the type of Option granted, the Option exercise price, the terms for payment of the exercise price, the duration of the Option and the number of Shares to which the Option pertains; provided, however, that no Option shall be credited with any amounts equal to dividends or other distributions that a Participant would have received had the Participant held the Shares subject to an unexercised Option.

(b)                                 The per Share exercise price of each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted.

(c)                                  Each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee in the Option Agreement, provided that the Committee, in its discretion, shall have the power at any time to accelerate the dates for exercise of any or all Options granted to a Non-Employee Director or a Key Employee under the Plan.

(d)                                 Each Option shall expire and all rights to purchase Shares thereunder shall cease on the date fixed by the Committee in the Option Agreement, which shall not be later than the tenth anniversary of the date on which the Option was granted, except as otherwise required under subsection 6.3 of the Plan.

6.3                               Required Terms and Conditions of ISOs.

In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following rules:

(a)                                 The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this subsection, so much of the ISO that does not exceed the applicable dollar limit shall be an ISO, and the remainder shall be an NSO, but in all other respects, the original Option Agreement shall remain in full force and effect.

(b)                                 Notwithstanding anything herein to the contrary, if an ISO is granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, (i) the purchase price of each Share subject to the ISO shall be not less than 110% of the Fair Market Value of a Share on the date the ISO is granted, and (ii) the ISO shall expire and all rights to purchase Shares thereunder shall cease no later than the fifth anniversary of the date the Option is granted.

(c)                                  No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or the date the Plan is approved by stockholders of the Company.

6.4                               Exercise of Options.

(a)                                 A person entitled to exercise an Option may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe.

(b)                                 Except as otherwise provided in the Plan or in any Option Agreement, the Participant shall pay the purchase price of the Shares upon exercise of any Option (i) in cash, (ii) in cash received from a broker-dealer to whom the Participant has submitted a notice together with instructions to deliver promptly to the Company the amount of sales proceeds from the sale of Shares subject to the Option to pay the exercise price, (iii) by delivering Shares having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price, (iv) by directing the Company to withhold such number of Shares otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price, (v) by such other medium of payment as the Committee, in its discretion, shall authorize at the time of grant, or (vi) by any combination of the foregoing. In the case of payment pursuant to (ii), (iii) or (iv) above, the Participant’s election must be made on or prior to the date of exercise and must be irrevocable.

(c)                                  The Company shall issue, in the name of the Participant, stock certificates representing the total number of Shares issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any Shares purchased by a Participant through a broker-dealer pursuant to subsection (ii) above shall be delivered to such broker-dealer in accordance with applicable law.

7.                                      Grants of Stock Awards

7.1                               Grants.         Subject to the terms of the Plan, the Committee may grant Stock Awards to Key Employees and Non-Employee Directors. The terms and conditions of any such Award shall be determined by the Committee at the time of grant.

7.2                               Terms and Conditions of Stock Awards.

(a)                                 Each Stock Award shall be evidenced by a written Stock Award Agreement specifying the terms and conditions of the Award as the Committee may determine, including the number of Shares issuable under the Stock Award and the restrictions on transfer. Further, the Committee, in its discretion, shall have the power at any time to accelerate the dates the restrictions lapse on any or all of the Shares subject to the Stock Award.

(b)                                 Dividends paid on Stock Awards shall be subject to the following: (i) if the Stock Award is subject to performance-based restrictions as described in Section 3.3, the Company shall accumulate and hold such amounts, and (ii) if the Stock Award is subject only to time-based restrictions, the Committee shall have the discretion to cause the Company to accumulate and hold such amounts. To the extent dividends are held by the Company, the accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Award is subject, and any such amounts attributable to the portion of the Stock Award for which the restrictions do not lapse shall be forfeited.

(c)                                  The number of Shares granted under a Stock Award shall be issued to the Participant on the date of grant of such Stock Award or as soon as may be practicable thereafter. Shares issued pursuant to Stock Awards shall be duly issued or transferred, and a certificate or certificates for such Shares shall be issued in the Participant’s name. Subject to the restrictions set forth herein and in the related Stock Award Agreement, the Participant shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. In aid of such restrictions, certificates for Shares awarded hereunder, together with a suitably executed stock power signed by each Participant, shall be held by a nominee of the Company for the account of such Participant until the restrictions on the Stock Award lapse or such Shares are forfeited to the nominee of the Company as provided by the Plan or the Stock Award Agreement.

8.                                      Grants of Stock Units

8.1  Grants.  Subject to the terms of the Plan, the Committee may grant Stock Units to Key Employees and Non-Employee Directors. Each Stock Unit shall entitle the Key Employee or Non-Employee Director to receive, on the date or upon the occurrence of an event (including the attainment of performance goals) as described in the Stock Unit Agreement, one Share or cash equal to the Fair Market Value of one Share on the date of such event, as provided in the Stock Unit Agreement. The terms and conditions of any such Award shall be determined by the Committee at the time of grant.

8.2                               Terms and Conditions of Stock Unit Awards.

(a)                                 Each Stock Unit Award shall be evidenced by a written Stock Unit Award Agreement specifying the terms and conditions of the Award as the Committee may determine, including the number of Shares issuable under the Stock Unit Award, the restrictions on transfer and the form of settlement. Further, the Committee, in its discretion, shall have the power at any time to accelerate the dates the restrictions lapse on any or all of the Stock Units.

(b)                                 A Participant shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any Stock Units prior to the date they are settled in Shares. A Stock Unit Agreement may provide that, until the Stock Units are settled in Shares or cash, the Participant shall receive, on each dividend or distribution payment date applicable to the Shares, an amount equal to the dividends or distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual Shares. Notwithstanding the preceding sentence, in the case of a Stock Unit Award that provides for the right to receive amounts related to dividends or distributions: (i) if such Stock Unit Award is subject to performance-based restrictions as described in Section 3.3, the Company shall accumulate and hold such amounts, and (ii) if such Stock Unit Award is subject only to time-based restrictions, the Committee shall have the discretion to cause the Company to accumulate and hold such amounts. To the extent such amounts are held by the Company, the accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Unit Award is subject, and any such amounts attributable to the portion of a Stock Unit Award for which the restrictions do not lapse shall be forfeited.

(c)                                  Upon settlement of Stock Units in Shares, the Company shall issue, in the name of the Participant, stock certificates representing a number of Shares equal to the number of Stock Units being settled.

9.                                      Grants of SARs

9.1  Grants.  Subject to the terms of the Plan, the Committee may grant SARs to Key Employees. Upon exercise, an SAR entitles the Key Employee to receive from the Company the number of Shares having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one Share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of Shares with respect to which the SAR is being exercised. Cash shall be delivered in lieu of any fractional Shares. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligations arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the Shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such Shares on the date of exercise. The terms and conditions of any such Award shall be determined at the time of grant.

9.2                               Terms and Conditions of SARs.

(a)                                 Each SAR shall be evidenced by a written SAR Agreement specifying the terms and conditions of the SAR as the Committee may determine, including the SAR exercise price, the duration of the SAR, the number of Shares to which the SAR pertains and the form of settlement. Further, the Committee, in its discretion, shall have the power at any time to accelerate the dates for exercise of any or all SARs.

(b)                                 The per Share exercise price of each SAR shall not be less than 100% of the Fair Market Value of a Share on the date the SAR is granted.

(c)                                  Each SAR shall expire and all rights thereunder shall cease on the date fixed by the Committee in the SAR Agreement, which shall not be later than the tenth anniversary of the date on which the SAR was granted.

(d)                                 A person entitled to exercise an SAR may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of Shares with respect to which the SAR is being exercised and any other information the Committee may prescribe. As soon as reasonably practicable after the exercise of an SAR, the Company shall (i) issue, in the name of the Key Employee, stock certificates representing the total number of full Shares to which the Key Employee is entitled and cash in an amount equal to the Fair Market Value, as of the date of exercise, or any resulting fractional Share, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Key Employee an amount in cash equal to the Fair Market Value, as of the date of exercise, of the Shares it would otherwise be obligated to deliver.

10.                               Non-Transferability of Awards

10.1  No Award or rights under any Award shall be transferable otherwise than by will or the laws of descent and distribution, and the rights and the benefits of any such Award may be exercised and received, respectively, during the lifetime of the Participant only by him or her.

10.2  Notwithstanding the provisions of the preceding paragraph, a Participant, at any time prior to his or her death, may assign all or any portion of an Option granted to him or her (other than an ISO) to (a) his or her spouse or lineal descendant, (b) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant, (c) a partnership of which his or her spouse and lineal descendants are the only partners, or (d) a tax exempt organization as described in Section 50l(c)(3) of the Code. In such event, the spouse, lineal descendant, trustee, partnership or tax exempt organization will be entitled to all of the rights of the Participant with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein, and in the related Option Agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if the Participant does not receive any consideration therefor, and the assignment is expressly approved by the Company. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Company on or prior to the effective date of the assignment.

11.                               Change in Control

In addition to the Committee’s authority set forth in Section 3, upon a Change in Control of the Company, the Committee is authorized and has sole discretion as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (a) provide that (i) all outstanding Awards shall become fully vested and exercisable, and (ii) all restrictions applicable to all Awards shall terminate or lapse; (b) provide for the purchase of any outstanding Stock Option or SAR for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Shares covered thereby; (c) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and (d) cause any such Award then outstanding to be assumed by the acquiring or surviving entity after such Change in Control.

12.                               Book Entry Form

Notwithstanding the foregoing provisions of the Plan, the Company, in lieu of issuing stock certificates pursuant to an Award, may reflect the issuance of Shares to a Participant on a non-certificated basis, with the ownership of such Shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent; provided, however, that upon the written request of the Participant, the Company shall issue, in the name of the Participant, stock certificates representing such Shares.

13.                               Taxes

In connection with any Award, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all minimum federal, state, local and foreign withholding tax requirements prior to the delivery by the Company of cash or any certificates for Shares. The Participant may elect to satisfy his or her tax withholding obligation by (a) cash payment, (b) directing the Company to withhold a portion of the Shares otherwise distributable to the Participant, (c) by transferring to the Company a certain number of Shares (either subject to such Award or previously owned) with an aggregate Fair Market Value equal to the amount required to be withheld, (d) in cash from a broker-dealer to whom the Participant has submitted a notice together with instructions to deliver promptly to the Company the amount of sales proceeds from the sale of Shares subject to the Award to pay the withholding taxes, or (e) by any combination thereof. In the case of payment pursuant to (b), (c) or (d) above, the Participant’s election must be made on or prior to the date of exercise and must be irrevocable.

14.                               Postponement

The Committee may postpone any grant, exercise or settlement of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (a) to effect, amend or maintain any necessary registration of the Plan or the Shares issuable pursuant to an Award under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (b) to permit any action to be taken in order to (i) list such Shares on a stock exchange if Shares are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for the Shares, including any rules or regulations of any stock exchange on which the Shares are listed, or (c) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue Shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Any such postponement shall not extend the term of an Award and neither the Company nor its directors or officers shall have any obligation or liability to a Participant, the Participant’s successor, or any other person with respect to any Shares as to which the Award shall expire because of such postponement or as to which issuance under an Award is delayed.

15.                               Stockholder Status

No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.

16.                               Termination or Amendment of Plan and Award Agreements

16.1                        Termination or Amendment of Plan.

(a)                                 The Board may at any time terminate, suspend, or modify the Plan without approval of stockholders unless such approval is required by applicable law, regulation, or rule of any stock exchange on which the Shares are listed. No termination, suspension, or modification of the Plan shall adversely affect in any material way any right of any Participant or any successor under an Award granted before the date of such termination, suspension or modification, without the written consent of the Participant or successor; provided that it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 4.3 does not adversely affect any such right.

(b)                                 Any member of the Board who is an officer or employee of the Company shall be without vote on any proposed amendment to the Plan, or on any other matter which might affect that member’s individual interest under the Plan.

16.2  Amendment of Award Agreements.  The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant or successor under any outstanding Award Agreement in any material way without the written consent of the Participant or successor, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed.

16.3  Repricing of Stock Options and SARs.  Notwithstanding the foregoing, there shall be no amendment to the Plan or any Award Agreement that results in the repricing of Options or SARs without stockholder approval. For this purpose, repricing includes a reduction in the exercise price of the Option or SAR, the cancellation of an Option or SAR in exchange for cash, Options or SARs with an exercise price less than the exercise price of the cancelled Options or SARs, Stock Awards, Stock Units or any other consideration provided by the Company but does not include any adjustment described in Section 4.3.

17.                               Tenure

Nothing contained in the Plan shall be construed as a contract of employment between the Company or a Subsidiary and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of the Company or a Subsidiary or as a Non-Employee Director of the Board, to limit the right of the Company or a Subsidiary to employ or discharge any person with or without cause, or to discipline any Key Employee.

18.                               Other Actions

Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association, or other entity, or to grant options to, or assume options of, any person in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of all or any part of the business and assets of any person, firm, corporation, association, or other entity.

19.                               Loan Agreements

Each Award shall be subject to the condition that the Company shall not be obligated to issue or transfer its Shares or to pay an amount in cash to the Participant thereof on its exercise, or otherwise, if the Committee or the Board determines that such issuance, transfer, or payment would violate any covenant in any loan agreement or other contract to which the Company or a Subsidiary is a party.

20.                               Governing Law

The Plan, and all Awards and agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois and, in the case of ISOs, Code Section 422 and regulations issued thereunder.

21.                               Effective Date and Term of Plan

21.1  Effective Date.  The Plan has been adopted by the Committee, and is effective, as of the date it is approved by the stockholders of the Company at the Company’s annual meeting of stockholders held on October 9, 2013 and any adjournment or postponement thereof. In the event the Plan is not approved by stockholders of the Company at its 2013 annual meeting, the Plan shall have no effect.

21.2  Term of Plan.  Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the tenth anniversary of the Plan’s effective date set forth in Section 21.1 above.